COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER STATE MUNICIPAL BOND FUND, MINNESOTA
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL
BOND INDEX

EXHIBIT A:
                                         DREYFUS
                                      PREMIER STATE
                                        MUNICIPAL
  PERIOD       LEHMAN BROTHERS         BOND FUND,
                  MUNICIPAL         MINNESOTA SERIES
                BOND INDEX *        (CLASS A SHARES)

 4/30/88                   10,000               9,550
 4/30/89                   10,893              10,751
 4/30/90                   11,678              11,467
 4/30/91                   13,019              12,831
 4/30/92                   14,257              14,044
 4/30/93                   16,061              15,723
 4/30/94                   16,407              16,050
 4/30/95                   17,499              17,197
 4/30/96                   18,889              18,247
 4/30/97                   20,142              19,371
 4/30/98                   22,016              20,796

*Source: Lehman Brothers